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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 2-98715, 33-34753, 33-53385, 333-77601,
333-38224, 333-41654, 333-59814, 333-101005, 333-120245 and 333-127103) of
Teleflex Incorporated of our report dated March 20, 2006 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Philadelphia, PA
March 20, 2006